UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2008

SONTERRA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Sonterra Blvd. San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 545-5994

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 19, 2008, we entered into a Second Amendment to the Registration Rights Agreement (“Second Amendment”) with The Longview Fund, L.P. (“Longview”), which amends that certain Registration Rights Agreement, dated as of February 14, 2008, as amended by that certain First Amendment to Registration Rights Agreement, dated as of March 12 2008 (as amended, the “Agreement”). The Second Amendment amends and restates the definition of “Initial Filing Deadline” in the Agreement with respect to the registration statement we are required to file on behalf of Longview for the resale of the shares of common stock underlying the warrant held by Longview. The Second Amendment extends the Initial Filing Deadline of the registration statement to July 30, 2008. Longview is the holder of approximately 95% of our common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this current Report on Form 8-K:

Exhibit No.	Item

10.1	Second Amendment to Registration Rights Agreement, dated May 19, 2008, between Sonterra Resources, Inc. and The Longview Fund, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONTERRA RESOURCES, INC.

By:	/s/ Sherry L. Spurlock
Sherry L. Spurlock Chief Financial Officer
Date: May 23, 2008

INDEX TO EXHIBITS

Exhibit No.	Item

10.1	Second Amendment to Registration Rights Agreement, dated May 19, 2008, between Sonterra Resources, Inc. and The Longview Fund, L.P.